CUSIP No. 24802 Y 10 5	Page 19 of 22

Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Demandware, Inc.

EXECUTED this 11th day of February, 2014

GENERAL CATALYST GROUP IV, L.P.

By:	GENERAL CATALYST PARTNERS IV, L.P.
its General Partner

	By:	GENERAL CATALYST GP IV, LLC its General Partner

		By:	/s/ William J. Fitzgerald
William J. Fitzgerald
Member, COO and CFO

GC ENTREPRENEURS FUND IV, L.P.

By:	GENERAL CATALYST PARTNERS IV, L.P.
its General Partner

	By:	GENERAL CATALYST GP IV, LLC
its General Partner

		By:	/s/ William J. Fitzgerald
William J. Fitzgerald
Member, COO and CFO

GENERAL CATALYST PARTNERS IV, L.P.

By:	GENERAL CATALYST GP IV, LLC
its General Partner

		By:	/s/ William J. Fitzgerald
William J. Fitzgerald
Member, COO and CFO

CUSIP No. 24802 Y 10 5	Page 2 0 of 22

GENERAL CATALYST GP IV, LLC

By:	/s/ William J. Fitzgerald
William J. Fitzgerald
Member, COO and CFO

GENERAL CATALYST GROUP III, L.P.

By:	GENERAL CATALYST PARTNERS III, L.P.
its General Partner

	By:	GENERAL CATALYST GP III, LLC
its General Partner

		By:	/s/ William J. Fitzgerald
William J. Fitzgerald
Member, COO and CFO

GC ENTREPRENEURS FUND III, L.P.

By:	GENERAL CATALYST PARTNERS III, L.P.
its General Partner

	By:	GENERAL CATALYST GP III, LLC
its General Partner

		By:	/s/ William J. Fitzgerald
William J. Fitzgerald
Member, COO and CFO

GENERAL CATALYST PARTNERS III, L.P.

By:	GENERAL CATALYST GP III, LLC
its General Partner

		By:	/s/ William J. Fitzgerald
William J. Fitzgerald
Member, COO and CFO

CUSIP No. 24802 Y 10 5	Page 21 of 22

GENERAL CATALYST GP III, LLC

By:	/s/ William J. Fitzgerald
William J. Fitzgerald
Member, COO and CFO

By:	/s/ Joel E. Cutler
Joel E. Cutler

By:	/s/ David P. Fialkow
David P. Fialkow

By:	/s/ David J. Orfao
David J. Orfao